Exhibit 23.6

CONSENT OF ANALYSYS INTERNATIONAL

Analysys International hereby consents to (i) references to our name, (ii) inclusion of information and data contained in our report entitled “Analysis of China Mobile Content Feed Platform Market in 2018” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this Registration Statement on Form F-1 (and in all subsequent amendments) in connection with the proposed initial public offering of Qutoutiao Inc. (the “Company”), in the prospectus contained therein, and in any other future filings or correspondence with the U.S. Securities and Exchange Commission (the “SEC”). We further hereby consent to the filing of this letter as an exhibit to such Registration Statement and any amendments thereto with the SEC.

/s/ Fu Biao
Name:	Fu Biao
Title:	New Media Center Analyst
Analysys International 3/F, Jingwang Building Block C 19 Wang Hua North Road 989 Changle Road Chaoyang District Beijing

August 17, 2018